Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
On October 1, 2017 Live Oak Bancshares, Inc. (“Live Oak” or the “Company”) closed the digital banking joint venture between Live Oak Banking Company, a wholly owned subsidiary of the Company (the "Bank"), and First Data Corporation ("First Data"). The new company, named Apiture LLC is a Delaware limited liability company (“Joint Venture” or "Apiture"), governed by a limited liability company agreement. Apiture combines First Data's and the Bank's digital banking platforms, products, services, and certain human resources used in the creation and delivery of technology solutions for financial institutions. The contributed assets of both the Company and First Data are considered businesses in accordance with relevant accounting standards. At closing, both the Bank and First Data received equal voting interests in Apiture in exchange for their respective contributions. As a term of the closing agreements, First Data is entitled to a preference in Apiture's cash earnings for the remainder of calender year 2017 and all of 2018, not to exceed $18.0 million and $18.9 million, respectively.
As a result of this transaction, the Company and First Data each have, directly or indirectly, equal voting interests in Apiture. In addition, the Company has analyzed the Contribution Agreement and the Joint Venture's limited liability company agreement and determined that Apiture is not a variable interest entity. The Company also considered the partners' participating rights under the agreements and determined that the Joint Venture partners have the ability to participate in major decisions, which equates to shared decision making. Accordingly, the Bank has significant influence but does not control the Joint Venture. Therefore, the Joint Venture will be accounted for as an equity method investment effective on October 1, 2017 (the date of the transaction). Under the equity method of accounting, the net equity investment of the Bank and the Bank's share of net income or loss from the unconsolidated entity will be reflected in the Company's consolidated balance sheets and the consolidated statements of income.
The preliminary estimated fair value of Apiture at the date of closing was approximately $150 million. Based on the aforementioned cash earnings preference to First Data during 2017 and 2018, the valuation of equity interests received in exchange for contributions by the two initial investors was unequal. As a consequence of this preference, the preliminary initial economic interest in Apiture for First Data was equal to 54.7% or $82.0 million, while the Company's preliminary initial economic interest in Apiture was equal to 45.3%, or $68.0 million. As the Company had no carrying amount for its contribution in the formation of Apiture, the preliminary pre-tax results for this transaction as of the date of closing is expected to be a $68.0 million equity method investment on the consolidated balance sheet and a one-time gain of the same amount on the consolidated statement of income. The estimated fair value of Apiture and the related initial economic interests of both parties are based on accounting estimates that are inherently subjective and uncertain by their nature.

The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2017, reflects the recording of Live Oak’s 45.3% economic interest in the Joint Venture as if the transactions had occurred on that date. Due to the nonrecurring nature, the Pro Forma Consolidated Statements of Income for the nine months ended September 30, 2017, and year ended December 31, 2016, do not reflect, (i) the above mentioned one-time gain to record the initial fair value of this equity method investment, or (ii) the estimated tax impact from the gain. Live Oak would not be expected to have equity in earnings of the Joint Venture for the periods presented due to the aforementioned preference. Also, due to the fact that Live Oak had no carrying amount for the business it contributed in the formation of Apiture, there were no disposition adjustments.
The Company’s December 31, 2016 consolidated balance sheet was derived from its audited consolidated financial statements filed in its Annual Report on Form 10-K for that year. The Company’s September 30, 2017 information was derived from its unaudited consolidated financial statements filed in its Quarterly Report on Form 10-Q for the quarter then ended.
The Unaudited Pro Forma Consolidated Financial Statements are for illustrative purposes only and should be read in conjunction with, and are qualified in their entirety by reference to, the Company’s separate historical consolidated financial statements and the notes related thereto which are referred to above. The Unaudited Pro Forma Consolidated Financial Statements are based upon currently available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the Company’s financial position or results of operations would actually have been if the aforementioned transactions had in fact occurred on such dates or at the beginning of the periods indicated, nor do they project the Company’s financial position or results of operations at any future date or for any future period. Furthermore, the adjustments included in these Unaudited Pro Forma Consolidated Financial Statements are preliminary and may be revised.

Live Oak Bancshares, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2017
(Dollars in thousands)

	September 30, 2017	Disposition of Business Adjustments	Acquired Business Adjustments		Pro Forma Combined
Assets
Cash and due from banks	$260,907	$—	$—		$260,907
Certificates of deposit with other banks	3,250	—	—		3,250
Investment securities available-for-sale	76,575	—	—		76,575
Loans held for sale	692,586	—	—		692,586
Loans and leases held for investment	1,169,887	—	—		1,169,887
Allowance for loan and lease losses	(21,027)	—	—		(21,027)
Net loans and leases	1,148,860	—	—		1,148,860
Premises and equipment, net	129,233	—	—		129,233
Foreclosed assets	2,231	—	—		2,231
Servicing assets	53,392	—	—		53,392
Other assets	65,155	—	68,000	(a)	133,155
Total assets	$2,432,189	$—	$68,000		$2,500,189
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$55,260	$—	$—		$55,260
Interest-bearing	1,957,631	—	—		1,957,631
Total deposits	2,012,891	—	—		2,012,891
Long term borrowings	26,872	—	—		26,872
Other liabilities	27,835	—	27,200	(b)	55,035
Total liabilities	2,067,598	—	27,200		2,094,798
Shareholders’ equity
Preferred stock, no par value, 1,000,000 authorized, none issued or outstanding at September 30, 2017	—	—	—		—
Class A common stock, no par value, 100,000,000 shares authorized, 35,218,617 shares issued and outstanding at September 30, 2017	266,336	—	—		266,336
Class B common stock, no par value, 10,000,000 shares authorized, 4,643,530 shares issued and outstanding at September 30, 2017	49,168	—	—		49,168
Retained earnings	49,707	—	40,800	(c)	90,507
Accumulated other comprehensive loss	(620)	—	—		(620)
Total equity	364,591	—	40,800		405,391
Total liabilities and shareholders’ equity	$2,432,189	$—	$68,000		$2,500,189

See Notes to the Unaudited Pro Forma Consolidated Financial Statements

Live Oak Bancshares, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the nine months ended September 30, 2017
(Dollars in thousands, except per share data)

	Nine Months Ended September 30, 2017	Disposition of Business Adjustments	Acquired Business Adjustments	Pro Forma Combined
Interest income
Loans and fees on loans	$70,290	$—	$—	$70,290
Investment securities, taxable	964	—	—	964
Other interest earning assets	1,682	—	—	1,682
Total interest income	72,936	—	—	72,936
Interest expense
Deposits	16,893	—	—	16,893
Borrowings	985	—	—	985
Total interest expense	17,878	—	—	17,878
Net interest income	55,058	—	—	55,058
Provision for loan and lease losses	5,481	—		5,481
Net interest income after provision for loan and lease losses	49,577	—	—	49,577
Noninterest income
Loan servicing revenue	18,587	—	—	18,587
Loan servicing asset revaluation	(6,864)	—	—	(6,864)
Net gains on sales of loans	55,276	—	—	55,276
Construction supervision fee income	1,077	—	—	1,077
Title insurance income	5,803	—	—	5,803
Other noninterest income	3,601	—	—	3,601
Total noninterest income	77,480	—	—	77,480
Noninterest expense
Salaries and employee benefits	55,687	—	—	55,687
Travel expense	6,035	—	—	6,035
Professional services expense	4,228	—	—	4,228
Advertising and marketing expense	4,977	—	—	4,977
Occupancy expense	4,018	—	—	4,018
Data processing expense	5,536	—	—	5,536
Equipment expense	5,005	—	—	5,005
Other loan origination and maintenance expense	3,587	—	—	3,587
FDIC insurance	2,308	—	—	2,308
Title insurance closing services expense	1,877	—	—	1,877
Other expense	8,883	—	—	8,883
Total noninterest expense	102,141	—	—	102,141
Income before taxes	24,916	—	—	24,916
Income tax benefit	(3,853)	—	—	(3,853)
Net income attributable to Live Oak Bancshares, Inc.	$28,769	$—	$—	$28,769
Basic earnings per share	$0.81	$—	$—	$0.81
Diluted earnings per share	$0.78	$—	$—	$0.78

See Notes to the Unaudited Pro Forma Consolidated Financial Statements

Live Oak Bancshares, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the year ended December 31, 2016
(Dollars in thousands, except per share data)

	Twelve Months Ended December 31, 2016	Disposition of Business Adjustments	Acquired Business Adjustments	Pro Forma Combined
Interest income
Loans and fees on loans	$55,107	$—	$—	$55,107
Investment securities, taxable	1,132	—	—	1,132
Other interest earning assets	1,033	—	—	1,033
Total interest income	57,272	—	—	57,272
Interest expense
Deposits	13,659	—	—	13,659
Borrowings	964	—	—	964
Total interest expense	14,623	—	—	14,623
Net interest income	42,649	—	—	42,649
Provision for loan and lease losses	12,536	—		12,536
Net interest income after provision for loan and lease losses	30,113	—	—	30,113
Noninterest income
Loan servicing revenue	21,393	—	—	21,393
Loan servicing asset revaluation	(8,391)	—	—	(8,391)
Net gains on sales of loans	75,326	—	—	75,326
Gain on sale of investment securities available-for-sale	1	—	—	1
Construction supervision fee income	2,667	—	—	2,667
Other noninterest income	2,543	—	—	2,543
Total noninterest income	93,539	—	—	93,539
Noninterest expense
Salaries and employee benefits	62,996	—	—	62,996
Travel expense	8,205	—	—	8,205
Professional services expense	3,482	—	—	3,482
Advertising and marketing expense	4,534	—	—	4,534
Occupancy expense	4,573	—	—	4,573
Data processing expense	5,299	—	—	5,299
Equipment expense	2,246	—	—	2,246
Other loan origination and maintenance expense	2,825	—	—	2,825
Renewable energy tax credit investment impairment	3,197	—	—	3,197
FDIC insurance	1,417	—	—	1,417
Other expense	7,671	—	—	7,671
Total noninterest expense	106,445	—	—	106,445
Income before taxes	17,207		—	17,207
Income tax expense	3,443	—	—	3,443
Net income	13,764	—	—	13,764
Net loss attributable to noncontrolling interest	9	—	—	9
Net income attributable to Live Oak Bancshares, Inc.	$13,773	$—	$—	$13,773
Basic earnings per share	$0.40	$—	$—	$0.40
Diluted earnings per share	$0.39	$—	$—	$0.39

See Notes to the Unaudited Pro Forma Consolidated Financial Statements

Live Oak Bancshares, Inc.
Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1. Adjustments to Unaudited Pro Forma Consolidated Financial Statements
Following is a summary of adjustments made to develop the pro forma financial statements previously presented:

(a)	Adjustment to record the Company’s initial 50% voting interest (45.3% economic interest) in the Joint Venture, accounted for as an equity method investment.

(b)
Adjustment to record the deferred tax liability arising from one-time gain recognition of $68 million for the initial recording of the Joint Venture investment, using an estimated effective tax rate of 40.0%.

(c)	Adjustment to record the one-time gain for initial recording of the Joint Venture, net of estimated tax effect of 40.0%.

Note 2. Acquisition Related Costs
The Unaudited Pro Forma Consolidated Statement of Income for the nine months ended September 30, 2017 included approximately $622 thousand, or $373 thousand net of tax, in acquisition related expenses.